UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 24, 2018

QUORUM HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37550	47-4725208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1573 Mallory Lane, Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 221-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Robert H. Fish Employment Agreement

On August 24, 2018, Quorum Health Corporation (the “Company”) entered into an employment agreement with Robert H. Fish (the “Employment Agreement”) memorializing the terms of Mr. Fish’s employment as the President and Chief Executive Officer of the Company, which has been approved by the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”).

Pursuant to the terms of the Employment Agreement, Mr. Fish will receive an annual base salary of $900,000 and is eligible to participate in the annual incentive bonus plan with a target bonus of 125% of Mr. Fish’s annual base salary based on the Company’s attainment of performance goals established by the Compensation Committees (which annual incentive bonus will be prorated to the extent it relates to a partial fiscal year). Mr. Fish is also entitled to a one-time grant of 500,000 shares of restricted stock. The equity grant to Mr. Fish is made pursuant to the Quorum Health Corporation 2016 Stock Award Plan, and 50% of the award is time-based and 50% is performance-based. The time-based restricted stock grant vests in one-third increments on each of the first three anniversaries of May 21, 2018, provided that Mr. Fish continues to be employed on such dates, subject to certain exceptions for qualifying terminations of employment as described in the Form of Restricted Stock Award Agreement attached as an exhibit to the Employment Agreement. The performance-based restricted stock award has both performance and time vesting components. The performance-based awards are established in three equal tranches, with each tranche subject to performance milestones. Generally with respect to each tranche, once the performance milestone has been attained, the restrictions will lapse in equal one-third (1/3) increments on each of the first three anniversaries of May 21, 2018, provided that Mr. Fish continues to be employed on such dates, subject to certain exceptions for qualifying terminations of employment as described in the Form of Performance Based Restricted Stock Award Agreement attached as an exhibit to the Employment Agreement. Mr. Fish will be entitled to the same benefits and perquisites provided to the Company’s senior executives, including participation in all executive compensation plans, as disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 27, 2018.

The Employment Agreement provides that in the event Mr. Fish’s employment is terminated by the Company other than for “cause”, death or “disability,” or if Mr. Fish terminates for “good reason” (each as defined in the Employment Agreement), Mr. Fish would be entitled to receive: (i) the aggregate lump sum of (a) Mr. Fish’s annual base salary through the date of termination to the extent not already paid, (b) any business expenses that are reimbursable but that had not already been reimbursed by the Company as of the date of termination, and (c) any accrued vacation pay, (ii) any vested benefits, vested equity benefits or reimbursements to which Mr. Fish was entitled, which will be paid in accordance of the terms of such plans and arrangements; (iii) a monthly amount equal to $168,750 until the 18-month anniversary of the date of termination; (iv) in the event that Mr. Fish’s termination occurs during the 24-month period following a Change of Control (as defined in the Quorum Health Corporation 2016 Stock Award Plan) and the Change of Control constitutes a change in ownership or effective control, or a change in ownership of a substantial portion of the assets, of the Company under Section 409A of the Internal Revenue Code of 1986 (a “409A CIC”), the Company will pay Mr. Fish a lump sum payment in the amount equal to $6,075,000, and (v) if Mr. Fish’s termination occurs during the 24-month period following a Change of Control but the Change of Control does not constitute a 409A CIC, the Company will pay Mr. Fish a monthly amount equal to $168,750 until the 36-month anniversary of the date of termination; provided, that payments of such amounts under (iii), (iv) and (v) above are subject to Mr. Fish’s execution and non-revocation of a separation agreement and general release of claims in favor of the Company.

Pursuant to the Employment Agreement, Mr. Fish is bound by a confidentiality covenant both during and after his employment. Mr. Fish is also subject to an 18-month post-termination non-competition covenant and an 18-month post-termination non-solicitation covenant.

The foregoing is only a summary of the Employment Agreement with Mr. Fish and does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Appointment of Glenn A. Hargreaves as Chief Accounting Officer

On August 24, 2018, the Company announced that Glenn A. Hargreaves has accepted the Company’s offer to join the Company as its Senior Vice President and Chief Accounting Officer and Controller of the Company, and he currently plans to start in this new role on August 27, 2018. Mr. Hargreaves, age 51, has extensive experience in accounting and financial matters, particularly in the healthcare industry. Most recently, he served as the Chief Accounting Officer for Tivity Health, Inc. (f/k/a Healthways, Inc.), a position he has held since 2012. Mr. Hargreaves also briefly served as the Interim Chief Financial Officer for Tivity from November 2016 through July 2017. Mr. Hargreaves earned both his BS in Accounting and a Master of Accountancy from the University of Tennessee and is a Certified Public Accountant.

Pursuant to the terms of an offer letter, Mr. Hargreaves will receive an annual base salary of $300,000 and is eligible to participate in the annual incentive bonus plan with a target bonus of 40% of Mr. Hargreaves’ annual base salary (which annual incentive bonus will be prorated to the extent it relates to a partial fiscal year). Subject to approval of the Board of the Company, and conditioned upon Mr. Hargreaves’ start of employment, he will be granted 75,000 shares of restricted stock (or restricted stock units, at the Board’s discretion) pursuant to the Company’s 2016 Stock Award Plan, with 50% of the award time-vesting in three equal installments beginning on the first anniversary of the date of the grant, and 50% of the award performance-based and vesting, if at all, over a two-year performance period based on the achievement of target metrics to be set by the Board in its discretion.

The foregoing is only a summary of the offer letter with Mr. Hargreaves and does not purport to be complete and is qualified in its entirety by reference to the full text of the offer letter, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

There are no family relationships between Mr. Hargreaves and any director or other executive officer of the Company, nor are there any transactions between either Mr. Hargreaves or any member of his immediate family and the Company, or any of its subsidiaries, that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

Item 7.01	Regulation FD Disclosure

A copy of the Company’s press release announcing the appointment of Mr. Hargreaves as the Company’s Chief Accounting Officer is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

No.	Description

10.1	Employment Agreement by and between Quorum Health Corporation and Robert H. Fish

10.2	Offer Letter by and between QHCCS and Glenn A. Hargreaves

99.1**	Quorum Health Corporation Press Release, dated August 24, 2018

**	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2018	QUORUM HEALTH CORPORATION
(Registrant)

	By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
Executive Vice President and Chief Financial Officer
(principal financial officer and principal accounting officer)